UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PHOENIX ENERGY ONE, LLC

(Exact name of registrant as specified in its charter)

Delaware	83-4526672
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 830 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Cumulative Redeemable Preferred Shares	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 024-12634.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Phoenix Energy One, LLC (the “Company”) hereby incorporates by reference herein the description of the Series A Cumulative Redeemable Preferred Shares, to be registered hereunder, set forth under the heading “Description of Capital and Preferred Shares—Series A Preferred Shares” in the Company’s offering circular that constitutes part of the Company’s offering statement on Form 1-A, as amended (File No. 024-12634), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Company are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on this 25th day of September, 2025.

Date: September 25, 2025	Phoenix Energy One, LLC

	By:	/s/ Curtis Allen
	Name:	Curtis Allen
	Title:	Chief Financial Officer